Sculptor Reports First Quarter 2023 Financial Results May 4, 2023

|2 New York - May 4, 2023 - Sculptor Capital Management, Inc. (NYSE: SCU) today reported its unaudited results for the first quarter of 2023. Dividend Sculptor has declared a cash dividend of $0.06 per Class A share to holders of record as of May 16, 2023, payable on May 23, 2023. Conference Call Sculptor will host a conference call at 8:30 a.m. ET Thursday, May 4, 2023. The call can be accessed by dialing +877-407-0312 (in the U.S.) or +201-389-0899 (international) or via the webcast on our website. About Sculptor Sculptor is a leading global alternative asset manager and a specialist in opportunistic investing. For over 25 years, we have pursued consistent outperformance by building an operating model and culture which balance the ability to act swiftly on market opportunity with rigorous diligence that minimizes risk. Our model is driven by a global team that is predominantly home-grown, long tenured and incentivized to put client outcomes first. With offices in New York, London, Hong Kong, and Shanghai, we invest across credit, real estate and multi-strategy platforms in all major geographies. As of April 1, 2023, Sculptor had approximately $35.2 billion in assets under management. For more information, please visit our website (www.sculptor.com). 2 Sculptor Reports First Quarter 2023 Financial Results

|3 This press release and earnings presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect the Company's current views with respect to, among other things, future events, its operations and its financial performance. The Company generally identifies forward-looking statements by terminology such as "outlook," "believe," "expect," "potential," "continue," "may," "will," "should," "could," "seek," "approximately," "predict," "intend," "plan," "estimate," "anticipate," "opportunity," "comfortable," "assume," "remain," "maintain," "sustain," "achieve," "see," "think," "position" or the negative version of those words or other comparable words. Any forward-looking statements contained in this press release are based upon historical information and on the Company's current plans, estimates and expectations. The inclusion of this or other forward-looking information should not be regarded as a representation by the Company or any other person that the future plans, estimates or expectations contemplated by the Company will be achieved. The Company cautions that forward-looking statements are subject to numerous assumptions, estimates, risks and uncertainties including but not limited to the following: global economic, business, market and geopolitical conditions; poor investment performance of, or lack of capital flows into, the funds the Company manages; the Company’s investors’ right to redeem their investments from the Company’s funds on a regular basis; the highly variable nature of the Company’s revenues, results of operations and cash flows; difficult market conditions that could adversely affect the Company’s funds; counterparty default risks; the United Kingdom’s withdrawal from the European Union; the outcome of third-party litigation involving the Company; the consequences of the Foreign Corrupt Practices Act settlements with the SEC and the U.S. Department of Justice and any claims or negative publicity arising therefrom or from matters involving the Company’s founding CEO; conditions impacting the alternative asset management industry; the Company's ability to retain existing investor capital; the Company's ability to successfully compete for fund investors, assets, professional talent and investment opportunities; the Company's ability to retain its active executive managing directors, managing directors and other investment professionals; the Company's successful formulation and execution of its business and growth strategies; the Company's ability to appropriately manage conflicts of interest and tax and other regulatory factors relevant to its business; U.S. and foreign regulatory developments relating to, among other things, financial institutions and markets, government oversight, fiscal and tax policy; and assumptions relating to the Company's operations, investment performance, financial results, financial condition, business prospects, growth strategy and liquidity. If one or more of these or other risks or uncertainties materialize, or if the Company’s assumptions or estimates prove to be incorrect, its actual results may vary materially from those indicated in these statements. These factors are not and should not be construed as exhaustive and should be read in conjunction with the other cautionary statements and risks that are included in the Company’s filings with the SEC, including but not limited to the Company’s annual report on Form 10-K for the year ended December 31, 2022, dated March 3, 2023, as well as may be updated from time to time in the Company’s other SEC filings. There may be additional risks, uncertainties and factors that the Company does not currently view as material or that are not known. The forward-looking statements contained in this press release are made only as of the date of this press release. The Company does not undertake to update any forward-looking statement because of new information, future developments or otherwise except as may be required by law. This press release does not constitute an offer of any Sculptor Capital fund. The Company files annual, quarterly and current reports, proxy statements and other information required by the Exchange Act of 1934, as amended, with the SEC. The Company makes available free of charge on its website (www.sculptor.com) its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and any amendment to those filings as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The Company also uses its website to distribute company information, including AUM by investments strategy, and such information may be deemed material. Accordingly, investors should monitor the Company's website, in addition to its press releases, SEC filings and public conference calls and webcast. Forward Looking Statements Shareholder Services Contact Ellen Conti Head of Corporate Strategy +1-212-719-7381 investorrelations@sculptor.com JIMMY LEVIN CHIEF INVESTMENT OFFICER & CHIEF EXECUTIVE OFFICER

First Quarter 2023 Financial Results

First Quarter 2023 Financial Highlights

- **GAAP Net Income Attributable to Class A Shareholders** of $8.5 million for 1Q, or $0.34 per basic and $0.05 per diluted Class A Share
- **Distributable Earnings** were $14.2 million for 1Q, or $0.25 per Fully Diluted Share

(dollars in millions, except per share amounts)	1Q '23	4Q '22	1Q '22
GAAP Results			
Net Income Attributable to Sculptor Capital Management	$ 9.7	$ 1.4	$ 13.8
Net Income Attributable to Class A Shareholders	8.5	1.7	16.9
Earnings per Class A Share - basic	0.34	0.07	0.63
Earnings (Loss) per Class A Share - diluted	$ 0.05	$ (0.19)	(0.29)
Non-GAAP Financial Measures			
Distributable Earnings	$ 14.2	$ (5.4)	$ 29.2
Distributable Earnings Per Fully Diluted Share	0.25	(0.10)	0.48
Adjusted Net Assets	268.6	322.0	282.8
Accrued but Unrecognized Incentive Income ("ABURI")	162.6	160.5	242.7
Capital Metrics			
Assets Under Management	$ 36,087	$ 35,982	$ 38,634

Please see page 3 of this press release for disclosures on forward-looking statements contained within.
This page contains non-GAAP measures, including Distributable Earnings, Adjusted Net Assets, and Accrued but Unrecognized Incentive Income. Please reference pages 24-31 for more information and reconciliations of the Company's non-GAAP measures to the most directly comparable respective financial measures presented in accordance with GAAP.

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|6 ▪ Gross fund performance for the quarter1: – Sculptor Credit Opportunities Master Fund was up 3.6% – Customized Credit Focused Platform was up 4.1% – Master Fund was up 5.7% ▪ AUM was $36.1 billion, flat quarter-over-quarter ▪ Fee-paying AUM ("FP AUM") was $29.4 billion or 82% of total AUM ▪ Longer-term AUM was $26.0 billion or 72% of total AUM ▪ Gross inflows were $40 million into multi-strategy funds and $253 million across our platform2 Fund Performance & Assets Under Management Financial Results Corporate Actions ▪ GAAP Net Income Attributable to Class A Shareholders was $8.5 million ($0.34 per basic and $0.05 per diluted Class A Share) ▪ Distributable Earnings were $14.2 million ($0.25 per Fully Diluted Share) ▪ Adjusted Net Assets were $268.6 million ▪ Accrued But Unrecognized Incentive Income (“ABURI”) was $162.6 million ▪ Cash dividend of $0.06 was declared to Class A Shareholders, payable in 2Q 2023 Please see page 3 of this press release for disclosures on forward-looking statements contained within. This page contains non-GAAP measures. Please reference pages 24-31 for more information and reconciliations of the Company's non-GAAP measures to the most directly comparable respective financial measures presented in accordance with GAAP. 1 Please see pages 7 and 32-34 of this press release for comprehensive fund performance disclosures, including net returns and comparison of returns to other relevant indices or benchmarks. 2 Gross inflows across the platform excludes transfers from other Sculptor funds. Please see pages 8 and 15 for more detailed disclosures and net flows. First Quarter 2023 Highlights

Fund Performance

- Overall our funds had strong absolute performance and relative outperformance versus peer indices in 1Q against the backdrop of a turbulent quarter, navigating dislocation in the banking sector, interest rate volatility, and performance divergence across asset classes
- **Opportunistic credit** funds generated strong absolute performance building upon their long-term track records and strong relative performance versus the HFRX Fixed Income Credit Index
- **Real Estate** funds continued to perform and showed the benefits of less correlation to traditional asset classes
- **Multi-Strategy** delivered strong performance against virtually all risk assets and strong relative performance versus the HFRI Fund Weighted Composite Index. The strategy maintains an attractive long term track record with a 15.5% gross return since inception with less than half the volatility of equity markets, achieving a Sharpe Ratio[d] of 1.3

(as of March 31, 2023)	1Q 2023	FY 2022	5 Year	Since Sculptor Fund Inception
Sculptor Credit Opportunities Master Fund Gross (inception November 1, 2011)[a][b]	3.6 %	(3.2)%	6.0 %	12.6 %
Sculptor Credit Opportunities Master Fund Net	3.1 %	(4.1)%	3.7 %	8.9 %
BAML Global High Yield[c]	3.6 %	(13.2)%	1.6 %	4.6 %
HFRX Fixed Income Credit Index[c]	1.7 %	(11.6)%	1.1 %	1.8 %
Customized Credit Focused Platform Gross (inception April 6, 2010)[a][t]	4.1 %	(1.9)%	9.1 %	13.3 %
Customized Credit Focused Platform Net	3.3 %	(2.0)%	7.1 %	11.4 %
BAML Global High Yield[c]	3.6 %	(13.2)%	1.6 %	5.0 %
HFRX Fixed Income Credit Index[c]	1.7 %	(11.6)%	1.1 %	1.7 %
Multi-Strategy Composite Gross (inception April 1, 1994)[a][d]	5.7 %	(11.6)%	8.3 %	15.5 %
Multi-Strategy Composite Net	5.3 %	(12.9)%	5.1 %	10.6 %
HFRI Fund Weighted Composite Index[e]	1.3 %	(4.1)%	4.7 %	7.4 %
MSCI World[e]	7.6 %	(15.6)%	9.5 %	7.9 %
Balanced US 60/40 Index[e]	4.6 %	(19.1)%	3.9 %	4.9 %

Life-to-Date Performance

(as of March 31, 2023)	Real Estate Fund I	Real Estate Fund II	Real Estate Fund III	Credit Fund I
Gross[f]	25.5 %	32.9 %	30.5 %	18.0 %
Net[g]	16.1 %	21.7 %	21.2 %	12.6 %

Please see pages 32-34 of this press release for important information related to the footnotes referenced in this section.

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|8 37.4 36.8 36.0 32.2 30.1 29.4 24.9 25.1 26.0 11.5 9.7 9.3 11.2 9.5 9.2 0.7 0.5 0.4 6.5 6.0 5.9 6.0 5.5 5.3 4.7 4.6 4.8 15.1 16.5 16.3 11.1 11.2 11.2 15.1 15.6 16.3 4.3 4.6 4.5 3.9 3.9 3.8 4.4 4.4 4.5 Multi-strategy Opportunistic Credit ICS Real Estate 1Q 2022 4Q 2022 1Q 2023 1Q 2022 4Q 2022 1Q 2023 1Q 2022 4Q 2022 1Q 2023 AUM FP AUM Longer-Term AUM $ in billions 38.6 36.0 36.1 6.3 6.0 5.9 16.6 16.3 16.3 4.6 4.5 4.5 11.1 9.2 9.3 1Q 2022 4Q 2022 1Q 2023 % Total AUM 26% 13% 45% 16% 31.7 29.3 29.4 5.7 5.4 5.3 11.3 11.2 11.2 3.9 3.7 3.8 10.8 9.0 9.2 1Q 2022 4Q 2022 1Q 2023 26.4 26.0 26.0 4.8 4.7 4.8 16.6 16.3 16.3 4.6 4.6 4.5 0.4 0.4 0.4 1Q 2022 4Q 2022 1Q 2023 0. 82% 81% 82% 68% 72% 72%% AUM Opportunistic Credit Institutional Credit Strategies (ICS) Real Estate Multi-Strategy ▪ AUM remained relatively flat from the prior quarter as positive fund performance was offset by net outflows – Opportunistic Credit decreased from distributions from the Customized Credit Focused Platform, partially offset by positive fund performance and $100 million additional closing in Sculptor Tactical Credit Fund (“STAX”), bringing total committed capital to $471 million – ICS and Real Estate remained relatively flat from the prior quarter – Multi-strategy increased from positive fund performance, partially offset by net outflows ▪ FP AUM increased $146 million during 1Q to $29.4 billion or 82% of total AUM ▪ Longer-term AUM remained relatively flat during 1Q at $26.0 billion or 72% of total AUM Assets Under Management 0. 0.4 Refer to the Assets Under Management Roll Forwards on page 15 for additional information. This page contains non-GAAP measures. Please reference pages 24-31 for more information and reconciliations of the Company's non-GAAP measures to the most directly comparable respective financial measures presented in accordance with GAAP.

Financial Results - First Quarter 2023 GAAP

- **Net Income Attributable to Class A Shareholders** was $8.5 million for 1Q 2023, or $0.34 per basic and $0.05 per diluted Class A Share

(dollars in millions, except per share amounts)	1Q '23	4Q '22	1Q '22
Revenues	$ 113.2	$ 123.6	$ 97.3
Management fees	63.7	66.9	73.4
Incentive income	40.3	49.6	21.6
Other revenues	6.5	5.5	2.4
Income (loss) of consolidated entities	2.7	1.6	(0.1)
Expenses	$ 108.6	$ 138.0	$ 108.6
Compensation and benefits	68.6	96.7	77.8
Interest expense	5.7	4.9	3.3
General, administrative and other	33.8	36.6	27.3
Expenses of consolidated entities	0.5	(0.2)	0.2
Other Income	$ 13.1	$ 3.7	$ 23.1
Income taxes	12.7	(6.3)	6.9
Consolidated Net Income (Loss)	$ 5.0	$ (4.4)	$ 4.9
Less: Net loss attributable to noncontrolling Interests	6.2	8.1	12.0
Less: Net income attributable to redeemable noncontrolling interests	(1.5)	(2.3)	(3.1)
Net Income Attributable to Sculptor Capital Management, Inc.	$ 9.7	$ 1.4	$ 13.8
Change in redemption value of redeemable noncontrolling interests	(1.2)	0.3	3.1
Net Income Attributable to Class A Shareholders	$ 8.5	$ 1.7	$ 16.9
Earnings per Class A Share - basic	$ 0.34	$ 0.07	$ 0.63
Earnings (Loss) per Class A Share - diluted	$ 0.05	$ (0.19)	$ (0.29)

- **Revenues** were up 16% from 1Q '22, primarily driven by:
  - Higher incentive income from crystallizations in real estate funds
  - Lower management fees primarily from lower multi-strategy AUM driven by 2022 fund performance and net outflows
- **Expenses** were relatively flat to 1Q '22, primarily driven by:
  - Lower compensation and benefits expense primarily due to lower equity-based compensation, partially offset by higher salaries and benefits
  - Higher general, administrative and other expenses from elevated professional services expenses
  - Higher interest expense due to higher interest rates
- Other income decreased from 1Q '22, primarily from lower gains on the change in fair value of the warrants
- Income tax expense was higher due to an increase in profitability and differences in taxable income
- Net loss attributable to noncontrolling interests decreased as a result of lower losses allocated to Group A Units

For details on the additional underlying drivers of our revenue and expenses, see the Economic Income analysis on page 10.

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Financial Results - First Quarter 2023 Economic Income

- **Economic Income** was $18.6 million for 1Q
- **Distributable Earnings** were $14.2 million for 1Q, or $0.25 per Fully Diluted Share

(dollars in millions)	1Q '23	4Q '22	1Q '22
Revenues	$ 105.6	$ 116.3	$ 90.8
Management fees	59.7	62.2	67.8
Incentive income	40.3	49.6	21.6
Other revenues	5.6	4.5	1.4
Expenses	$ 87.0	$ 113.9	$ 61.6
Total compensation and benefits	53.8	79.4	39.2
Salaries and benefits	18.9	18.1	17.8
Bonus	34.9	61.3	21.4
General, administrative and other	27.9	29.8	19.3
Interest expense	5.3	4.7	3.1

(dollars in millions)	1Q '23	4Q '22	1Q '22
Distributable Earnings	$ 14.2	$ (5.4)	$ 29.2
Distributable Earnings per Fully Diluted Share	$ 0.25	$ (0.10)	$ 0.48

- **Management fees** were down 12% from 1Q '22 primarily from lower multi-strategy AUM driven by 2022 fund performance and net outflows
  - Down 4% from 4Q, primarily driven by lower multi-strategy AUM largely from net outflows in 1Q '23
- **Incentive income** was $40.3 million, driven by crystallizations in real estate and opportunistic credit funds
- **Expenses** were up 41% from 1Q '22
  - Total fixed compensation, comprised of salaries and benefits and minimum discretionary bonus, were relatively in line with 1Q '22
  - Bonus for the quarter was driven by minimum discretionary bonus of $18.1 million and carried interest profit sharing linked to incentive income on our real estate funds
  - General, administrative, and other expenses increased from $6.9 million of elevated professional services expenses
  - Total expenses were down from 4Q largely due to variable bonus linked to fund performance expensed in 4Q
- Other revenues and interest expense increased from 1Q'22 and 4Q due to higher interest rates

This page contains non-GAAP measures. Please reference pages 24-31 for more information and reconciliations of the Company's non-GAAP measures to the most directly comparable respective financial measures presented in accordance with GAAP.

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|11 (dollars in millions) 1Q ‘23 4Q '22 1Q '22 Summary Assets Cash, cash equivalents and U.S. government obligations, at fair value $ 221.8 $ 283.6 $ 136.0 Investments in funds, excluding employee-related investments 141.2 135.1 229.4 Investments in CLOs, net of financing 0.6 (1.7) 12.4 Summary Liabilities 2020 Term Loan1 (95.0) (95.0) (95.0) Adjusted Net Assets $ 268.6 $ 322.0 $ 282.8 1 Represents principal outstanding of the 2020 Term Loan This page contains non-GAAP measures. Please reference pages 24-31 for more information and reconciliations of the Company's non-GAAP measures to the most directly comparable respective financial measures presented in accordance with GAAP. ▪ Adjusted Net Assets (“ANA”) is a measure of the Company’s net debt position to evaluate the liquidity and balance sheet health of the business ▪ Remain well positioned with a strong ANA position, increasing the resilience of our platform and allowing us to take advantage of market opportunities while returning capital to shareholders ▪ ANA decreased from 1Q '22 primarily due to the return of capital through our share repurchase plan and dividends and depreciation in our investments in funds and CLOs, offset by our positive earnings for the period – We actively managed our balance sheet in 2022, shifting assets between cash and investments in funds and focusing on returning capital back to shareholders ▪ ANA decreased from YE ’22 primarily due to the typical seasonality in the timing of certain receivables and payables – Cash balance decreased largely due to the timing of bonus payments related to 2022 in 1Q ‘23 – Investments in funds increased due to appreciation – Investments in CLOs increased from mark-to-market increases in the fair value of our assets Financial Results - Adjusted Net Assets

Financial Results - Accrued but Unrecognized Incentive Income

- Accrued but unrecognized incentive income ("ABURI") is the amount of incentive income accrued at the fund level on longer-term AUM that has not yet been recognized in our revenues
  - Incentive income, if any, on our longer-term AUM is based on the cumulative investment performance generated over the respective commitment period
  - ABURI from our real estate funds is structured as carried interest and generally has compensation expense that will reduce the amount realized on a net basis and will be recognized when the related incentive income is recognized
- During the first quarter of 2023, ABURI remained relatively flat as positive performance was largely offset by the crystallization of $40.4 million of ABURI into incentive income
  - In opportunistic credit, we crystallized $10.9 million of ABURI primarily from the Customized Credit Focused Platform. ABURI increased by $32.1 million from performance largely in the Customized Credit Focused Platform
  - In real estate, we crystallized $29.2 million of ABURI from Sculptor Real Estate Fund III into incentive income. ABURI increased by $9.7 million from performance largely in Sculptor Real Estate Fund IV

(dollars in millions)	Opportunistic Credit Funds	Real Estate Funds	Multi-Strategy Funds	Total
Quarter-to-Date				
4Q '22	**$ 37.3**	**$ 122.8**	**$ 0.4**	**$ 160.5**
Recognized Incentive Income	(10.9)	(29.2)	(0.4)	(40.4)
Performance	32.1	9.7	0.7	42.5
1Q '23	**$ 58.5**	**$ 103.3**	**$ 0.7**	**$ 162.6**

This page contains non-GAAP measures. Please reference pages 24-31 for more information and reconciliations of the Company's non-GAAP measures to the most directly comparable respective financial measures presented in accordance with GAAP.

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|13 ▪ Declared cash dividend of $0.06 per Class A Share for 1Q, representing 10% of Distributable Earnings ▪ Payable on May 23, 2023 to holders of record as of May 16, 2023 ▪ We will true up our dividend in 4Q to bring full year dividend amount to 20-30% of Distributable Earnings, in line with stated annual policy Please see page 3 of this press release for disclosures on forward-looking statements contained within. This page contains non-GAAP measures. Please reference pages 24-31 for more information and reconciliations of the Company's non-GAAP measures to the most directly comparable respective financial measures presented in accordance with GAAP. Dividend Distribution Holiday Shares Outstanding Share Repurchase Program ▪ We have generated a total of $545.6 million of Distribution Holiday Economic Income, compared to the target of $600.0 million ▪ During the Distribution Holiday we only pay dividends to Class A Shareholders ▪ 56,832,801 weighted-average fully diluted shares outstanding as of 1Q ▪ 24,971,561 Class A Shares outstanding as of May 2, 2023 ▪ $100 million share repurchase authorization approved by our Board of Directors in February 2022 ▪ No shares repurchased during 1Q Shares Total Cost Average Price/ Share Since Inception 3,022,380 $ 32,495,267 $ 10.75 Corporate Actions

Supplemental Details

|15 (dollars in millions) Opportunistic Credit Funds Institutional Credit Strategies Real Estate Funds Multi-Strategy Funds Total Quarter-to-Date December 31, 2022 $ 5,387 $ 11,158 $ 3,717 $ 9,021 $ 29,283 Inflows / (Outflows)(h) (96) 23 15 (316) (374) Distributions / Other Reductions (210) (28) (71) — (309) Appreciation / (Depreciation)(i) 167 3 6 477 653 Other(j) 6 12 153 6 177 March 31, 2023 $ 5,254 $ 11,168 $ 3,820 $ 9,188 $ 29,430 AUM (dollars in millions) Opportunistic Credit Funds Institutional Credit Strategies Real Estate Funds Multi-Strategy Funds Total Quarter-to-Date December 31, 2022 $ 5,971 $ 16,274 $ 4,563 $ 9,174 $ 35,982 Inflows / (Outflows)(h) 7 100 17 (367) (243) Distributions / Other Reductions (211) (59) (76) — (346) Appreciation / (Depreciation)(i) 170 4 9 482 665 Other(j) — 26 3 — 29 March 31, 2023 $ 5,937 $ 16,345 $ 4,516 $ 9,289 $ 36,087 Please see pages 32 through 34 of this press release for important information related to the footnotes referenced in this section. Assets Under Management Roll Forwards FP AUM

Fund Information

(dollars in thousands)	Assets Under Management as of March 31, 2023	2022	Returns[a] for the Three Months Ended March 31, 2023 Gross	2023 Net	2022 Gross	2022 Net	Annualized Returns Since Inception Through March 31, 2023 Gross	Net
Credit	**$ 22,281,976**	**$ 22,967,260**						
Opportunistic credit funds:	5,937,035	6,309,552						
Sculptor Credit Opportunities Master Fund[b]	1,651,601	1,996,585	3.6%	3.1%	1.8 %	1.2 %	12.6%	8.9%
Customized Credit Focused Platform	3,709,568	3,999,378	See page 17 for information on our Customized Credit Focused Platform.					
Closed-end opportunistic credit funds	575,866	313,589	See page 17 for information on our closed-end opportunistic credit funds.					
Institutional Credit Strategies	16,344,941	16,657,708	See page 18 for information on our Institutional Credit Strategies.					
Real estate funds	**$ 4,516,065**	**$ 4,590,385**	See page 19 for information on our real estate funds.					
Multi-Strategy Funds	**$ 9,288,762**	**$ 11,076,217**						
Sculptor Master Fund[(1)(d)]	9,280,207	10,189,273	5.7%	5.3%	-2.5 %	-2.9 %	15.5%	10.6%
Other funds	8,555	886,944	n/m	n/m	n/m	n/m	n/m	n/m
Total	**$ 36,086,803**	**$ 38,633,862**						

n/m - not meaningful
Please see pages 32 through 34 of this press release for important information related to the footnotes referenced in this section.
(1) In the third quarter of 2022, we consolidated Sculptor Enhanced Master Fund into the Sculptor Master Fund, as a result we show the related historical AUM in Other funds.

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Customized Credit Focused Platform and Closed-end Opportunistic Fund Information

	Weighted-Average Returns for the Three Months Ended March 31,				Inception to Date as of March 31, 2023		
	2023		2022		IRR		Net Invested Capital Multiple
	Gross	Net	Gross	Net	Gross	Net	
Customized Credit Focused Platform[t]							
Opportunistic Credit Performance	4.1%	3.3%	1.2%	0.8%	14.4%	10.9%	2.9x

	Assets Under Management as of March 31,		Inception to Date as of March 31, 2023				
					IRR		
(dollars in thousands)	2023	2022	Total Commitments	Total Invested Capital[k]	Gross[l]	Net[g]	Gross MOIC[m]
Closed-end Opportunistic Credit Funds (Investment Period)	$ 575,866	$ 313,589	$ 2,810,548	$ 2,035,544			
Sculptor Tactical Credit Fund (2022 - 2025)[s]	357,845	—	470,671	195,355	n/m	n/m	n/m
Sculptor European Credit Opportunities Fund (2012-2015)	—	—	459,600	305,487	15.7 %	11.8 %	1.5x
Sculptor Structured Products Domestic Fund II (2011-2014)	—	—	326,850	326,850	19.2 %	15.1 %	2.1x
Sculptor Structured Products Offshore Fund II (2011-2014)	—	—	304,531	304,531	16.5 %	12.9 %	1.9x
Sculptor Structured Products Offshore Fund I (2010-2013)	—	—	155,098	155,098	23.7 %	18.9 %	2.1x
Sculptor Structured Products Domestic Fund I (2010-2013)	—	4,706	99,986	99,986	22.4 %	17.8 %	2.0x
OZ Global Credit Master Fund I (2008-2009)	—	—	214,141	214,141	5.5 %	4.2 %	1.1x
Other funds	218,021	308,883	779,671	434,096	n/m	n/m	n/m

n/m - not meaningful

Please see pages 32 through 34 of this press release for important information related to the footnotes referenced in this section.

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|18 Most Recent Launch or Refinancing Year Assets Under Management as of March 31, (dollars in thousands) Deal Size 2023 2022 Collateralized Loan Obligations $ 18,521,950 $ 14,301,994 $ 14,396,897 2017 $ 1,658,282 $ 1,020,903 $ 1,022,949 2018 5,315,728 3,786,673 4,120,842 2019 653,250 — — 2020 1,868,287 1,682,703 1,689,703 2021 8,174,069 7,012,531 7,092,080 2022 852,334 799,184 471,323 2023 — — — Aircraft Securitization Vehicles $ 3,118,261 $ 1,415,268 $ 1,584,806 2018 696,000 411,225 471,774 2019 1,128,000 280,666 340,685 2020 472,732 157,996 171,435 2021 821,529 565,381 600,912 Collateralized Bond Obligations 2021 367,050 286,218 285,845 Other Funds n/a 341,461 390,160 Total Institutional Credit Strategies $ 22,007,261 $ 16,344,941 $ 16,657,708 Please see pages 32 through 34 of this press release for important information related to the footnotes referenced in this section. Institutional Credit Strategies Fund Information

Real Estate Fund Information

(dollars in thousands)	Assets Under Management as of March 31, 2023	2022	Inception to Date as of March 31, 2023: Total Commitments	Total Investments: Invested Capital[(p)]	Total Value[(q)]	Gross IRR[(f)]	Net IRR[(g)]	Gross MOIC[(r)]
Real Estate Funds (Investment Period)	$ 4,516,065	$ 4,590,385	$ 7,619,675	$ 5,401,160	$ 8,620,717			
Sculptor Real Estate Fund I (2005-2010)	—	—	408,081	386,298	847,612	25.5 %	16.1 %	2.2x
Sculptor Real Estate Fund II (2011-2014)[(n)]	19,291	24,676	839,508	762,588	1,609,709	32.9 %	21.7 %	2.1x
Sculptor Real Estate Fund III (2014-2019)[(n)]	192,852	269,831	1,500,000	1,112,924	2,238,032	30.5 %	21.2 %	2.0x
Sculptor Real Estate Fund IV (2019-2023)[(s)]	2,594,953	2,593,758	2,596,024	1,293,270	1,532,959	n/m	n/m	n/m
Sculptor Real Estate Credit Fund I (2015-2020)[(n)]	186,126	347,624	736,225	710,310	920,749	18.0 %	12.6 %	1.3x
Sculptor Real Estate Credit Fund II (2022-2025)[(s)]	154,033	136,235	180,540	45,738	50,150	n/m	n/m	n/m
Other funds	1,368,810	1,218,261	1,359,297	1,090,032	1,421,506	n/m	n/m	n/m

(dollars in thousands)	Inception to Date as of March 31, 2023 — Realized/Partially Realized Investments[(q)]: Invested Capital	Total Value	Gross IRR[(f)]	Gross MOIC[(r)]	Unrealized Investments as of March 31, 2023: Invested Capital	Total Value	Gross MOIC[(r)]
Real Estate Funds (Investment Period)	$ 3,337,816	$ 6,207,856			$ 2,063,344	$ 2,412,861	
Sculptor Real Estate Fund I (2005-2010)	386,298	847,612	25.5 %	2.2x	—	—	—
Sculptor Real Estate Fund II (2011-2014)[(n)]	762,588	1,609,709	32.9 %	2.1x	—	—	—
Sculptor Real Estate Fund III (2014-2019)[(n)]	1,045,110	2,180,798	31.9 %	2.1x	67,814	57,234	0.8x
Sculptor Real Estate Fund IV (2019-2023)[(s)]	409,161	510,685	n/m	n/m	884,109	1,022,274	n/m
Sculptor Real Estate Credit Fund I (2015-2020)[(n)]	537,868	705,697	18.7 %	1.3x	172,442	215,052	1.2x
Sculptor Real Estate Credit Fund II (2022-2025)[(s)]	n/m	n/m	n/m	n/m	45,738	50,150	n/m
Other funds	196,791	353,355	n/m	n/m	893,241	1,068,151	n/m

n/m - not meaningful

Please see pages 32 through 34 of this press release for important information related to the footnotes referenced in this section.

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Appendix

|21 (dollars in thousands) March 31, 2023 December 31, 2022 Cash and cash equivalents $ 211,758 $ 258,863 Restricted cash 7,912 7,895 Investments (includes assets measured at fair value of $217,008 and $231,929, including assets sold under agreements to repurchase of $161,424 and $157,107 as of March 31, 2023 and December 31, 2022, respectively) 292,978 299,059 Income and fees receivable 46,439 56,360 Due from related parties 24,860 32,846 Deferred income tax assets 246,230 257,939 Operating lease assets 72,985 75,861 Other assets, net 79,248 106,442 Assets of consolidated entities: Cash and cash equivalents 12,655 3 Restricted cash and cash equivalents 9,906 9,805 Investments of consolidated entities 547,834 544,554 Other assets of consolidated entities 2,241 2,579 Total Assets 1,555,046 1,652,206 Compensation payable 26,162 127,209 Unearned income and fees 45,504 53,869 Tax receivable agreement liability 190,188 190,245 Operating lease liabilities 88,601 92,045 Debt obligations 119,869 124,176 Warrant liabilities, at fair value 23,989 24,163 Securities sold under agreements to repurchase 168,931 166,632 Other liabilities 44,854 43,049 Liabilities of consolidated entities: Notes payable, at fair value 197,813 196,106 Warrant liabilities, at fair value 1,082 596 Other liabilities of consolidated entities 12,917 9,669 Total Liabilities 919,910 1,027,759 Commitments and Contingencies Redeemable Noncontrolling Interests of Consolidated Entities 240,541 237,864 Shareholders’ Equity Class A Shares, par value $0.01 per share, 100,000,000 shares authorized; 27,992,537 and 26,729,608 shares issued and 24,970,157 and 23,707,228 shares outstanding as of March 31, 2023 and December 31, 2022, respectively 250 238 Class B Shares, par value $0.01 per share, 75,000,000 shares authorized; 33,018,248 and 33,569,188 shares issued and outstanding as of March 31, 2023 and December 31, 2022, respectively 330 336 Treasury stock, at cost; 3,022,380 as of March 31, 2023 and December 31, 2022 (32,495) (32,495) Additional paid-in capital 263,607 255,293 Accumulated deficit (272,410) (276,149) Accumulated other comprehensive income (loss) 546 (119) Shareholders’ deficit attributable to Class A Shareholders (40,172) (52,896) Shareholders’ equity attributable to noncontrolling interests 434,767 439,479 Total Shareholders’ Equity 394,595 386,583 Total Liabilities and Shareholders’ Equity 1,555,046 1,652,206 GAAP Consolidated Balance Sheets - Unaudited

|22 Three Months Ended March 31, (dollars in thousands, except per share amounts) 2023 2022 Revenues Management fees $ 63,708 $ 73,437 Incentive income 40,286 21,642 Other revenues 6,545 2,430 Income (loss) of consolidated entities 2,696 (161) Total Revenues 113,235 97,348 Expenses Compensation and benefits 68,622 77,785 Interest expense 5,596 3,285 General, administrative and other 33,795 27,316 Expenses of consolidated entities 547 244 Total Expenses 108,560 108,630 Other Income Changes in fair value of warrant liabilities 174 24,336 Changes in tax receivable agreement liability 57 (7) Net gains (losses) on investments 4,928 (5,344) Net gains of consolidated entities 7,877 4,140 Total Other Income 13,036 23,125 Income Before Income Taxes 17,711 11,843 Income taxes 12,747 6,967 Consolidated Net Income 4,964 4,876 Less: Net loss attributable to noncontrolling interests 6,205 12,006 Less: Net income attributable to redeemable noncontrolling interests (1,499) (3,068) Net Income Attributable to Sculptor Capital Management, Inc. 9,670 13,814 Change in redemption value of redeemable noncontrolling interests (1,178) 3,068 Net Income Attributable to Class A Shareholders 8,492 16,882 Earnings per Class A Share Earnings per Class A Share - basic $ 0.34 $ 0.63 Earnings per Class A Share - diluted $ 0.05 $ (0.29) Weighted-average Class A Shares outstanding - basic 25,173,834 26,596,572 Weighted-average Class A Shares outstanding - diluted 53,633,608 43,693,932 GAAP Consolidated Statements of Operations - Unaudited

|23 Three Months Ended March 31, (dollars in thousands) 2023 2022 Consolidated net income $ 4,964 $ 4,876 Other Comprehensive Income, Net of Tax Other comprehensive income (loss) – currency translation adjustment 665 (750) Comprehensive Income 5,629 4,126 Less: Comprehensive loss attributable to redeemable noncontrolling interests 6,205 12,006 Less: Comprehensive income attributable to noncontrolling interests (1,499) (3,068) Comprehensive Income Attributable to Sculptor Capital Management, Inc. 10,335 13,064 GAAP Consolidated Statements of Comprehensive Income - Unaudited

Reconciliation of Non-GAAP Measures to the Respective GAAP Measures - Unaudited

(dollars in thousands, except per share amounts)	1Q '23	4Q '22	1Q '22
Net Income Attributable to Class A Shareholders—GAAP	$ 8,492	$ 1,680	$ 16,882
Change in redemption value of redeemable noncontrolling interests	1,178	(263)	(3,068)
Net Income Allocated to Sculptor Capital Management, Inc.—GAAP	$ 9,670	$ 1,417	$ 13,814
Equity-based compensation, net of RSUs settled in cash	13,175	20,240	22,737
Deferred cash compensation	6,579	(778)	8,580
Incentive income profit sharing	(4,954)	(2,179)	7,271
2020 Term Loan non-cash discount accretion	247	251	246
Depreciation, amortization and net gains and losses on fixed assets	1,043	1,057	1,394
Changes in fair value of warrant liabilities	(174)	(434)	(24,336)
Changes in tax receivable agreement liability	(57)	11,472	7
Net losses on retirement of debt	—	—	—
Net (gains) losses on investments	(4,928)	(5,507)	5,344
Impairment of right-of-use asset	—	—	—
Other adjustments	(58)	(81)	(150)
Income taxes	12,747	(6,248)	6,967
Net loss allocated to noncontrolling interests	(6,205)	(8,075)	(12,006)
Net income attributable to redeemable noncontrolling interests	1,499	2,209	3,068
Consolidated entities related items:			
Income of consolidated entities	(2,696)	(1,577)	161
Expenses of consolidated entities	547	(190)	244
Net gains of consolidated entities	(7,877)	(9,211)	(4,140)
Economic Income—Non-GAAP	$ 18,558	$ 2,366	$ 29,201
Payable for taxes and tax receivable agreement—Non-GAAP	(4,382)	(7,797)	(26)
Distributable Earnings—Non-GAAP	$ 14,176	$ (5,431)	$ 29,175
Weighted-average Class A Shares outstanding	25,173,834	24,004,509	26,596,572
Weighted-average Partner Units	28,044,741	28,036,022	28,035,150
Weighted-average Class A Restricted Share Units (RSUs)	2,074,695	2,541,233	2,508,983
Weighted-average Restricted Class A Shares[1]	1,072,269	1,604,835	1,046,989
Weighted-average warrants[2]	467,262	621,533	2,071,366
Weighted-Average Fully Diluted Shares	56,832,801	56,808,132	60,259,060
Distributable Earnings Per Fully Diluted Share—Non-GAAP	$ 0.25	$ (0.10)	$ 0.48

[1] Represents Restricted Class A Shares ("RSAs") with service based vesting condition
[2] Weighted-average warrants are determined under a treasury stock method.

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Reconciliation of Non-GAAP Measures to the Respective GAAP Measures - Unaudited (contd.)

(dollars in thousands)		1Q '23		4Q '22		1Q '22
Management fees—GAAP	$	63,708	$	66,931	$	73,437
Adjustment to management fees[1]		(4,053)		(4,773)		(5,680)
Management Fees—Economic Income Basis—Non-GAAP		**59,655**		**62,158**		**67,757**
Incentive income—GAAP		40,286		49,646		21,642
Adjustment to incentive income[2]		48		—		(73)
Incentive Income—Economic Income Basis—Non-GAAP		**40,334**		**49,646**		**21,569**
Other revenues—GAAP		6,545		5,488		2,430
Adjustment to other revenues[3]		(941)		(1,047)		(990)
Other Revenues—Economic Income Basis—Non-GAAP		**5,604**		**4,441**		**1,440**
Total Revenues—Economic Income Basis—Non-GAAP	**$**	**105,593**	**$**	**116,245**	**$**	**90,766**
Compensation and benefits—GAAP	$	68,622	$	96,661	$	77,785
Adjustment to compensation and benefits[4]		(14,800)		(17,283)		(38,588)
Compensation and Benefits—Economic Income Basis—Non-GAAP		**53,822**		**79,378**		**39,197**
Interest expense—GAAP	$	5,596	$	4,933	$	3,285
Adjustment to interest expense[5]		(247)		(251)		(246)
Interest Expense—Economic Income Basis—Non-GAAP		**5,349**		**4,682**		**3,039**
General, administrative and other expenses—GAAP	$	33,795	$	36,615	$	27,316
Adjustment to general, administrative and other expenses[6]		(5,931)		(6,796)		(7,989)
General, administrative and other expenses—Economic Income Basis—Non-GAAP	$	**27,864**	$	**29,819**	$	**19,327**
Total Expenses—Economic Income Basis—Non-GAAP	**$**	**87,035**	**$**	**113,879**	**$**	**61,563**

Please see page 31 of this press release for important information related to the footnotes referenced in this section.

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|26 (dollars in thousands) 3/31/2023 12/31/2022 3/31/2022 Cash and cash equivalents—GAAP $ 211,758 $ 258,863 $ 135,951 U.S. government obligations, at fair value—GAAP 9,978 24,782 — Cash, Cash Equivalents and Long-Term U.S. Government Obligations—Non-GAAP $ 221,736 $ 283,645 $ 135,951 Investments in funds —GAAP $ 75,970 $ 67,130 $ 165,128 Redemption receivable7 672 2,386 19,940 Investments in funds eliminated in consolidation 128,820 120,705 127,740 Employee-related investments8 (64,315) (55,116) (83,404) Investments in Funds, Excluding Employee-Related Investments—Non-GAAP $ 141,147 $ 135,105 $ 229,404 Investments in CLOs, at fair value—GAAP $ 207,030 $ 207,147 $ 226,552 Financing related to investments in CLOs, at fair value9 (206,428) (208,868) (214,123) Investments in CLOs, net of Financing—Non-GAAP $ 602 $ (1,721) $ 12,429 Summary Assets—Non-GAAP $ 363,485 $ 417,029 $ 377,784 2020 Term Loan10 $ (95,000) $ (95,000) $ (95,000) Summary Liabilities—Non-GAAP $ (95,000) $ (95,000) $ (95,000) Adjusted Net Assets—Non-GAAP $ 268,485 $ 322,029 $ 282,784 Reconciliation of Non-GAAP Measures to the Respective GAAP Measures - Unaudited (contd.) Please see page 31 of this press release for important information related to the footnotes referenced in this section.

|27 (dollars in thousands) From October 1, 2018 to March 31, 2023 Net income attributable to Class A shareholders $ 208,998 Change in redemption value of redeemable noncontrolling interests and Preferred Units (14,512) Net Income Allocated to Sculptor Capital Management, Inc.—GAAP 194,486 Equity-based compensation, net of RSUs settled in cash 344,240 Deferred cash compensation (12,984) Incentive income profit sharing (13,579) 2020 Term Loan and Debt Securities non-cash discount accretion 21,252 Depreciation, amortization and net gains and losses on fixed assets 33,145 Changes in fair value of warrant liabilities (6,290) Changes in tax receivable agreement liability 16,007 Net losses on retirement of debt 41,584 Net losses on investments 4,538 Impairment of right-of-use asset 11,240 Other adjustments 3,787 Income taxes 141,740 Net income allocated to Group A Units (91,529) Net income attributable to redeemable noncontrolling interests 16,111 Less: Dividends paid on 2019 Preferred Units (6,952) Less: Dividends to Class A Shareholders declared with respect to such periods (127,928) Consolidated entities related items: Income of consolidated entities (21,787) Expenses of consolidated entities 7,126 Net losses of consolidated entities (8,627) Distribution Holiday Economic Income—Non-GAAP $ 545,580 Reconciliation of Distribution Holiday Economic Income Non-GAAP Measures to the Respective GAAP Measures - Unaudited (contd.)

|28 Non-GAAP and Other Measures Accrued but Unrecognized Incentive Income (or "ABURI") is the amount of incentive income accrued at the fund level on our longer-term AUM that has not yet been recognized in our revenues. These amounts may ultimately not be recognized as revenue by us in the event of future losses in the respective funds. ABURI from longer-term AUM generally comprises the following: ▪Multi-strategy ABURI is derived from clients in the three-year liquidity tranche, where incentive income other than tax distributions will be recognized at the end of each client’s three-year period ▪ Opportunistic credit ABURI is derived from three sources: – Clients in the three-year and four-year liquidity tranches of an open-end opportunistic credit fund, where incentive income other than tax distributions will be recognized at the end of each client’s three-year or four-year period. – Long-dated closed-end opportunistic credit funds, where incentive income will be recognized during each fund’s harvest period after invested capital and a preferred return has been distributed to the clients, other than tax distributions. – The Customized Credit Focused Platform, where incentive income is recognized at the end of a multi-year term; previously crystallized on December 31, 2020, other than tax distributions. ▪ Real Estate ABURI is derived from long-dated real estate funds, where incentive income will start to be recognized following the completion of each fund’s investment period as investments are realized and after invested capital and a preferred return has been distributed to the clients other than tax distributions. ▪Certain ABURI amounts will generally have compensation expense (on an Economic Income basis) that will reduce the amount ultimately realized on a net basis. Compensation expense relating to ABURI from our real estate funds is generally recognized at the same time the related incentive income revenue is recognized as the compensation is structured as carried interest in these vehicles. Compensation expense relating to ABURI generated from our multi-strategy funds and opportunistic credit funds is generally recognized in the fourth quarter of the year the underlying fund performance is generated which may not occur at the same time that the related revenues are generated. Adjusted Net Assets (or "ANA") include cash, cash equivalents and United States ("U.S.") government obligations, at fair value, investments in funds, including redemption receivable and excluding employee-related investments, and investment in CLOs, net of financing, reduced by principal outstanding of debt obligations. Management uses ANA as a measure of the Company’s net debt position to evaluate the Company’s liquidity and organizational health. Assets Under Management (or "AUM") refers to the assets for which we provide investment management, advisory or certain other investment-related services. Specifically: a. AUM for our multi-strategy and opportunistic credit funds is generally based on the net asset value of those funds plus any unfunded commitments, if applicable. AUM is reduced for unfunded commitments that will be funded through transfers from other funds. b. AUM for Institutional Credit Strategies is generally based on the amount of equity outstanding for CLOs and CBOs (during the warehouse period) and the par value of the collateral assets and cash held (after warehouse period). For aircraft securitization vehicles, AUM is based on the adjusted portfolio appraisal values for the aircraft collateral within the securitization. AUM is reduced for any investments in these CLOs and securitization vehicles held by our other funds. AUM also includes the net asset value of other investment vehicles within this strategy. c. AUM for our real estate funds is generally based on the amount of capital committed by our fund investors during the investment period and the amount of actual capital invested for periods following the investment period. AUM is reduced for unfunded commitments that will be funded through transfers from other funds. d. AUM for our special purpose acquisition company (“SPAC”) sponsored by us includes the proceeds raised in the initial public offering that are currently held in a trust for use in a business combination. AUM includes amounts that are not subject to management fees, incentive allocation or other amounts earned on AUM, including without limitation, investments by the Company, its executive managing directors, employees and certain other related parties. Our calculation of AUM may differ from the calculations of other asset managers, and as a result, may not be comparable to similar measures presented by other asset managers. Our calculations of AUM are not based on any definition set forth in the governing documents of the investment funds and are not calculated pursuant to any regulatory definitions. Notes

|29 Notes (contd.) Non-GAAP and Other Measures (contd.) Fee Paying Assets Under Management (or "FP AUM") refers to the AUM on which we earn management fees and/or incentive income. Longer-term AUM (or "LT AUM") is defined as AUM from investors that are subject to initial commitment periods of three years or longer. Investors with longer-term AUM may have less than three years remaining in their commitment period. This excludes AUM that had initial commitment periods of three years or longer and subsequently moved to shorter commitment periods at the end of their initial commitment period. Distributable Earnings is a non-GAAP measure of operating performance that equals Economic Income less amounts payable for taxes and tax receivable agreement. Economic Income excludes certain adjustments described further below that are required for presentation of the Company's results and financial positions on a GAAP basis. Payable for taxes and tax receivable agreement presents the total estimated GAAP provision for current corporate, local and foreign taxes payable, as well as the current payable under the Company’s tax receivable agreement, assuming that all Economic Income was allocated to Sculptor Capital Management, Inc., which would occur following the exchange of all interests held by current and former executive managing directors in the Sculptor Operating Group (collectively, "Partner Units") for Class A Shares. The current tax provision and current payable under the tax receivable agreement reflect the benefit of tax deductions that are excluded when calculating Distributable Earnings, such as equity-based compensation expenses, legal settlements expenses, tax goodwill and various other items impacting the Company’s taxable income. Management believes that using the estimated current tax provision and current payable under the Company’s tax receivable agreement more accurately reflect earnings that are available to be distributed to shareholders. For purposes of calculating Distributable Earnings per Share, the Company assumes that all Partner Units and Class A Restricted Share Units ("RSUs"), except for RSUs that will be settled in cash, and Class A Restricted shares (“RSAs”), subject to service condition only, have been converted on a one-to-one basis into Class A Shares and warrants are included on a treasury stock basis (collectively, "Fully Diluted Shares"). As of March 31, 2023, there were 4,734,286 Group P Units, 3,550,714 RSAs subject to both market and service conditions, and 912,500 performance-based restricted share units ("PSUs") outstanding that were excluded from the Fully Diluted Shares. Group P Units, RSAs subject to both market and service conditions, and PSUs do not participate in the economics of the Company until certain service and market-performance conditions are met; therefore, the Company will not include the Group P Units, RSAs subject to market condition, or PSUs in Fully Diluted Shares until such market-performance conditions are met. As of March 31, 2023, the market-performance conditions for outstanding instruments had not yet been met. These non-GAAP measures should not be considered as alternatives to the Net Income Attributable to Class A Shareholders. You are encouraged to evaluate each of these adjustments and the reasons the Company considers them appropriate for supplemental analysis. In evaluating the Company's non-GAAP measures, you should be aware that in the future the Company may incur expenses that are the same as or similar to some of the adjustments in such presentations. The Company's non-GAAP measures may not be comparable to similarly titled measures used by other companies. Management uses Economic Income, Distributable Earnings, and Distributable Earnings per Share among other financial information, as the basis on which it evaluates the financial performance of the Company and makes operating decisions, as well as to determine the earnings available to distribute as dividends to holders of the Company's Class A Shares and to the Company's executive managing directors. Management considers it important that investors review the same operating information that it uses. These measures are presented to provide a more comparable view of the Company's operating results year-over-year and the Company believes that providing these measures on a supplemental basis to the Company's GAAP results is helpful to shareholders in assessing the overall performance of the Company's business. Distribution Holiday refers to the distribution holiday (the “Distribution Holiday”) initiated by the Sculptor Operating Partnerships on the Group A Units, Group E Units and Group P Units and on certain RSUs and RSAs that will terminate on the earlier of (x) 45 days after the last day of the first calendar quarter as of which the achievement of $600.0 million of Distribution Holiday Economic Income is realized and (y) April 1, 2026. Holders of Group A Units, Group E Units and Group P Units and certain RSUs and RSAs, do not receive distributions during the Distribution Holiday.

|30 Notes (contd.) Non-GAAP and Other Measures (contd.) Distribution Holiday Economic Income is the cumulative amount of Economic Income earned since October 1, 2018, less any dividends paid to Class A Shareholders or on the now-retired Preferred Units. Distribution Holiday Economic Income is a non-GAAP measure that is defined in the agreements of limited partnership of the Sculptor Operating Partnerships and is being presented to provide an update on the progress made toward the $600.0 million target required to exit the Distribution Holiday. Economic Income is a measure of pre-tax operating performance that excludes the following from our results on a GAAP basis: • Equity-based compensation expenses, net of cash settled RSUs. When the number of RSUs to be settled in cash is discretionary at the time of the grant, then the fair value of RSUs that are settled in cash is included as an expense at the time of settlement. When the number of RSUs to be settled in cash is certain on the grant date, then the expense is recognized during the performance period to which the award relates. • Amounts related to non-cash interest expense accretion on term debt. Management excludes this non-cash expense from Economic Income, as it does not consider it to be reflective of our economic borrowing costs. • Depreciation and amortization expenses, changes in fair value of warrant liabilities, changes in the tax receivable agreement liability, net losses on retirement of debt, gains and losses on fixed assets, and gains and losses on investments in funds, as management does not consider these items to be reflective of operating performance. • Impairment of right-of-use lease assets is excluded from Economic Income at the time the impairment is recognized for GAAP and the impact is then amortized over the lease term for Economic Income, as management evaluates impairment expenses over the life of the related lease asset and considers the impairment charge to be nonrecurring in nature. Additionally, rent expense is offset by subrental income as management evaluates rent expenses on a net basis. • Income allocations to our executive managing directors on their direct interests in the Sculptor Operating Group. Management reviews operating performance at the Sculptor Operating Group level, where our operations are performed, prior to making any income allocations. • Net income (loss) attributable to redeemable noncontrolling interests, which relates to our consolidated SPAC, is also eliminated as management does not consider this to be reflective of operating performance. • Amounts related to the consolidated entities, as management does not consider these amounts to be representative of our core operating performance. We also exclude the related eliminations of management fees and incentive income, as management reviews the total amount of management fees and incentive income earned in relation to total AUM and fund performance. Additionally, management fees are presented net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. Expenses related to incentive income profit-sharing arrangements are generally recognized at the same time the related incentive income revenue is recognized, as management reviews the compensation expense related to these arrangements in relation to any incentive income earned from the relevant fund. Further, for Economic Income deferred cash compensation is expensed in full during the performance period to which the award relates, rather than over the service period for GAAP, as management views the compensation expense impact in relation to the performance period. As a result of the adjustments described above, management fees, incentive income, other revenues, compensation and benefits, interest expense, general, administrative and other expenses, net income (loss) attributable to noncontrolling interests and net income (loss) attributable to redeemable noncontrolling interests as presented on an Economic Income basis are also non-GAAP measures. Our non-GAAP financial measures should not be considered alternatives to our GAAP net income allocated to Class A Shareholders or cash flow from operations, or as indicative of liquidity or the cash available to fund operations. Our non-GAAP measures may not be comparable to similarly titled measures used by other companies.

|31 Footnotes to Non-GAAP Reconciliations: (1) Adjustment to present management fees net of recurring placement and related service fees, as management considers these fees a reduction in management fees, not an expense. (2) Adjustment to exclude the related eliminations of management fees and incentive income, as management reviews the total amount of management fees and incentive income earned in relation to total AUM and fund performance. (3) Adjustment to offset rent expense by subrental income as management evaluates rent expense on a net basis. (4) Adjustment to exclude equity-based compensation, net of cash settled RSUs. When the number of RSUs to be settled in cash is discretionary at the time of the grant, then the fair value of RSUs that are settled in cash is included as an expense at the time of settlement. When the number of RSUs to be settled in cash is certain on the grant date, then the expense is recognized during the performance period to which the award relates. In addition, expenses related to incentive income profit-sharing arrangements are generally recognized at the same time the related incentive income revenue is recognized, as management reviews the total compensation expense related to these arrangements in relation to any incentive income earned from the relevant fund. For Economic income deferred cash compensation is expensed in full during the performance period to which the award relates to, rather than over the service period for GAAP as management views the compensation expense impact in relation to the performance period. (5) Adjustment to exclude amounts related to non-cash interest expense accretion on debt. The 2020 Term Loan and the Debt Securities, which were issued in connection with the Recapitalization, were each recognized at a significant discount, as proceeds from each borrowing were allocated to warrant liabilities and the 2019 Preferred Units, respectively, resulting in non-cash accretion to par over time through interest expense for GAAP. The Debt Securities and the 2019 Preferred Units were fully redeemed in 2020. Management excludes this non-cash expense from Economic Income, as it does not consider it to be reflective of our economic borrowing costs. (6) Adjustment to exclude depreciation, amortization, and losses on fixed assets, as management does not consider these items to be reflective of our operating performance. Impairment of right-of-use lease assets is excluded from Economic Income at the time the impairment is recognized for GAAP and the impact is then amortized over the lease term for Economic Income, as management evaluates impairment expenses over the life of the related lease asset and considers the impairment charge to be nonrecurring in nature. Additionally, rent expense is offset by subrental income as management evaluates rent expenses on a net basis. Further, recurring placement and related service fees are excluded, as management considers these fees a reduction in management fees, not an expense. (7) Adjustment to include short-term receivables from funds included within other assets on the GAAP balance sheet for which the Company has redeemed its investment and will receive cash as management considers these items to be reflective of our Adjusted Net Assets. The amount shown for December 31, 2022 excludes $26.3 million related to a redemption receivable for investments in funds made on behalf of certain employees and executive managing directors, which management does not consider to be reflective of our Adjusted Net Assets, as noted below. (8) Adjustment to exclude investments in funds made on behalf of certain employees and executive managing directors, including deferred compensation arrangements as management does not consider these items to be reflective of our Adjusted Net Assets. (9) Adjustment to reduce the investments in CLOs by related financing, including CLO investments loans and principal outstanding on securities sold under agreements to repurchase as management evaluates these investments on a net basis. (10) Represents principal outstanding of the debt obligations as management evaluates these obligations on a gross basis for liquidity needs. Notes (contd.)

|32 Footnotes to Fund Information (a) Past performance is not indicative of future results. The return information reflected in these tables represents, where applicable, the composite performance of all feeder funds that comprise each of the master funds presented. Gross return information is generally calculated using the total return of all feeder funds, net of all fees and expenses except management fees of such feeder funds and master funds and incentive income allocated to the general partner of the funds, and the returns of each feeder fund include the reinvestment of all dividends and other income. Net return information is generally calculated as the gross returns less management fees and incentive income allocated to the general partner of the funds. Return information that includes investments in certain funds that the Company, as investment manager, determines lack a readily ascertainable fair value, are illiquid or should be held until the resolution of a special event or circumstance ("Special Investments") excludes incentive income allocated to the general partner of the funds on unrealized gains attributable to such investments, which could reduce returns on these investments at the time of realization. Special Investments and initial public offering investments are not allocated to all investors in the funds, and investors that were not allocated Special Investments and initial public offering investments may experience materially different returns. The performance calculation for the Sculptor Master Fund excludes realized and unrealized gains and losses attributable to currency hedging specific to certain investors investing in Sculptor Master Fund in currencies other than the U.S. Dollar. (b) The returns for the Sculptor Credit Opportunities Master Fund exclude Special Investments. Special Investments in the Sculptor Credit Opportunities Master Fund are held by investors representing a small percentage of AUM in the fund. Inclusive of these Special Investments, the returns of the Sculptor Credit Opportunities Master Fund for three months ended March 31, 2023 were 3.8% gross and 3.3% net, for year ended December 31, 2022 were (2.9)% gross and (3.8)%, for the three months ended March 31, 2022 were 1.8% gross and 1.3% net, and annualized since inception through March 31, 2023 were 12.3% gross and 8.7% net. (c) Source: Bloomberg, HFRX. The comparison shows the returns of the ICE BofAML Global High Yield Index (HW00) and HFRX Fixed Income Credit Index (HFRXFIC) (the “Broader Market Indices”) against Sculptor Credit Opportunities Master Fund. The HFRXFIC returns are presented net of fees of the constituent funds. The comparisons are intended solely for illustrative purposes to show a historical comparison of the Sculptor Credit Opportunities Master Fund to the broader credit markets, as represented by the Broader Market Indices, and should not be considered as an indication of how Sculptor Credit Opportunities Master Fund will perform relative to the Index in the future. There can be no assurance any such trends would persist in the future. Assets and securities contained within the Broader Market Indices are different than the assets held in Sculptor Credit Opportunities Master Fund and will therefore have different risk and reward profiles. (d) The annualized returns since inception are those of the Sculptor Multi-Strategy Composite, which represents the composite performance of all accounts that were managed in accordance with the Company's broad multi-strategy mandate that were not subject to portfolio investment restrictions or other factors that limited the Company's investment discretion since inception on April 1, 1994. Performance is calculated using the total return of all such accounts net of all investment fees and expenses of such accounts, and the returns include the reinvestment of all dividends and other income. The performance calculation for the Sculptor Master Fund excludes realized and unrealized gains and losses attributable to currency hedging specific to certain investors investing in Sculptor Master Fund in currencies other than the U.S. Dollar. For the period from April 1, 1994 through December 31, 1997, the returns are gross of certain overhead expenses that were reimbursed by the accounts. Such reimbursement arrangements were terminated at the inception of the Sculptor Master Fund on January 1, 1998. The size of the accounts comprising the composite during the time period shown vary materially. Such differences impacted the Company's investment decisions and the diversity of the investment strategies followed. Furthermore, the composition of the investment strategies the Company follows is subject to its discretion, has varied materially since inception and is expected to vary materially in the future. The returns for the Sculptor Master Fund exclude Special Investments. Special Investments in the Sculptor Master Fund are held by investors representing a small percentage of AUM in the fund. Inclusive of these Special Investments, the returns of the Sculptor Master Fund for three months ended March 31, 2023 were 5.9% gross and 5.5% net, for year ended December 31, 2022 were (12.0)% gross and (13.3)% net, for the three months ended March 31, 2022 were (2.6)% gross and (2.9)% net, and annualized since inception through March 31, 2023 were 15.2% gross and 10.5% net. As of March 31, 2023, the annualized returns since the Sculptor Master Fund’s inception on January 1, 1998 were 12.4% gross and 8.2% net excluding Special Investments and 12.0% gross and 8.0% net inclusive of Special Investments. Sharpe Ratio is a measure of the risk-adjusted return of the Fund, or benchmark, as applicable. The Sharpe Ratio is calculated by subtracting the annualized risk-free rate from the annualized portfolio return, and dividing that amount by the standard deviation of the portfolio's monthly returns in excess of the risk-free rate. The risk-free rate of return used in computing the Sharpe Ratio is the 1-month LIBOR compounded monthly throughout the periods presented. Notes (contd.)

|33 Footnotes to Fund Information (e) Source: Bloomberg, HFRI. The comparison shows the returns of the MSCI World Gross Local Index (GDDLWI Index), the Balanced US 60/40 Index (VBINX US Equity) and the HFRI Fund Weighted Composite Index (HFRIFWI Index (the “Broader Market Indices”) against the Multi-Strategy Composite. The HFRIFWI returns are presented net of fees of the constituent funds. This comparison is intended solely for illustrative purposes to show a historical comparison of the Master Fund Composite to the broader markets, as represented by the Broader Market Indices, and should not be considered as an indication of how Sculptor Master Fund or the Feeder Funds will perform relative to the Broader Market Indices in the future. There can be no assurance any such trends would persist in the future. Assets and securities contained within the Broader Market Indices are different than the assets held in the Master Fund Composite and will therefore have different risk and reward profiles. (f) Gross IRR for the Company's real estate funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the aggregated investments as of March 31, 2023, including the fair value of unrealized and partially realized investments as of such date, together with any unrealized appreciation or depreciation from related hedging activity. Gross IRR is not adjusted for estimated management fees, incentive income allocated to the general partner of the fund or other fees or expenses to be paid by the fund, which would reduce the return. (g) Net IRR is calculated as described in footnotes (f) and (l), but is reduced by management fees and for the real estate funds other fund-level fees and expenses not adjusted for in the calculation of gross IRR. Net IRR is further reduced by accrued and paid incentive income allocated to the general partner of the fund, which will be payable upon the distribution of each fund's capital in accordance with the terms of the relevant fund. Accrued incentive income allocated to the general partner of the fund may be higher or lower at such time. The net IRR represents a composite rate of return for a fund and does not reflect the net IRR specific to any individual investor. (h) Includes transfers between Sculptor funds. (i) Appreciation (depreciation) reflects the aggregate net capital appreciation (depreciation) for the entire period and is presented on a total return basis, net of all fees and expenses (except incentive income allocated to the general partner of the fund on unrealized Special Investments), and includes the reinvestment of all dividends and other income. Management fees and incentive income allocated to the general partner of the fund vary by product. (j) Includes the effects of changes in the par value of the underlying collateral of the CLOs, foreign currency translation changes in the measurement of AUM of our European CLOs and other funds, and changes in the portfolio appraisal value for aircraft securitization vehicles. For FP AUM, this also includes movements in or out of FP AUM. (k) Represents funded capital commitments net of recallable distribution to investors. (l) Gross internal rate of return ("IRR") for the Company's closed-end opportunistic credit funds represents the estimated, unaudited, annualized return based on the timing of cash inflows and outflows for the fund as of March 31, 2023, including the fair value of unrealized investments as of such date, together with any appreciation or depreciation from related hedging activity. Gross IRR does not include the effects of management fees or incentive income allocated to the general partner of the fund, which would reduce the return, and includes the reinvestment of all fund income. (m) Gross multiple of invested capital ("MOIC") for the Company's closed-end opportunistic credit funds is calculated by dividing the sum of the net asset value of the fund, accrued incentive income allocated to the general partner of the fund, life-to-date incentive income allocated to the general partner of the fund and management fees paid and any non-recallable distributions made from the fund by the invested capital. (n) These funds have concluded their investment periods, and therefore the Company expects AUM for these funds to decrease as investments are sold and the related proceeds are distributed to the investors in these funds. (o) An investment is considered partially realized when the total amount of proceeds received, including dividends, interest or other distributions of income and return of capital, represents at least 50% of invested capital. (p) Invested capital represents total aggregate contributions made for investments by the fund. Notes (contd.)

|34 Footnotes to Fund Information (q) Total value represents the sum of realized distributions and the fair value of unrealized and partially realized investments as of March 31, 2023. Total value will be impacted (either positively or negatively) by future economic and other factors. Accordingly the total value ultimately realized will likely be higher or lower than the amounts presented as of March 31, 2023. (r) Gross MOIC for the Company's real estate funds is calculated by dividing the value of a fund's investments by the invested capital, prior to adjustments for incentive income allocated to the general partner of the fund, management fees or other expenses to be paid by the fund. (s) This fund has invested less than half of its committed capital or is in the first year of deployment; therefore, IRR and MOIC information is not presented, as it is not meaningful. (t) Customized Credit Focused Platform - Footnotes Weighted Average Returns: Weighted Average Returns reflect the total profit & loss divided by the weighted average capital base for the period. Gross IRR represents estimated, unaudited, annualized pre-tax returns based on the timing of cash inflows and outflows from contributions into and distributions from the Platform to its fee paying investors (excluding management fees incurred by the Platform and incentive income allocated to the general partner of the fund). Net IRR is the gross IRR adjusted to reflect actual management fees incurred by the Platform and incentive income allocated to the general partner of the fund. Net Invested Capital Multiple: Given the Platform has an active liquid investment program, a key element of which includes ramping up and ramping down depending on market conditions - much of which has recently been deployed - this is a multiple measuring the current net asset value over the Net Invested Capital, where Net Invested Capital represents cumulative contributions less cumulative distributions. Notes (contd.)